UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 29, 2008

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, Hoop Retail Stores, LLC and Hoop Canada, Inc. (collectively, “Hoop”) and The Children’s Place Services Company, LLC, each a subsidiary of The Children’s Place Retail Stores, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with affiliates of The Walt Disney Company, T2 Acquisition, LLC and T1 WDC Inc., to transfer a substantial portion of the Disney Store business and assets to Disney (the “Private Sale”), subject to approval by the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”) and the Ontario Superior Court of Justice (Commerical List) (the “Canadian Bankruptcy Court”). The Private Sale was approved by the U.S. Bankruptcy Court and the Canadian Bankrtupcy Court on April 23, 2008 and April 24, 2008, respectively, and closed on April 30, 2008.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the closing of the Private Sale, Hoop’s rights and obligations terminated under (a) the License and Conduct of Business Agreement, dated as of November 21, 2004, by and among TDS Franchising, LLC (“TDSF”) and Hoop (as amended, modified and supplemented from time to time, the “License Agreement”), (b) the Guaranty and Commitment, dated as of November 21, 2004, by the Company and Hoop Holdings, LLC in favor of Hoop (as successors to The Disney Store, LLC and The Disney Store (Canada) Ltd.), and TDSF (as amended, modified and supplemented from time to time, the “Guaranty and Commitment”), and (c) the Refurbishment Amendment to License and Conduct of Business Agreement, entered into on August 29, 2007, but effective as of June 6, 2007, by and among TDSF, the Company and Hoop (as successors to The Disney Store, LLC and The Disney Store (Canada) Ltd.) (as amended, modified and supplemented from time to time, the “Refurbishment Amendment”).

Further, in connection with the closing of the Private Sale and the satisfaction of other conditions, the Company’s obligations to TDSF under the Guaranty and Commitment and Refurbishment Amendment were released. Separately, the Company entered into a settlement and release of claims with Hoop and its Creditors’ Committee, which was approved by the U.S. Bankruptcy Court on April 29, 2008.

See the Company’s Annual Report on Form 10-K for the year ended February 3, 2007, filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2007, for a brief description of the terms and conditions of the License Agreement, Guaranty and Commitment, and Refurbishment Amendment. A copy of the License Agreement is filed with the SEC as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the period ended October 30, 2004. A copy of the Guaranty and Commitment is filed with the SEC as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the period ended October 30, 2004. A copy of the Refurbishment Amendment is filed with the SEC as Exhibit 10.47 to the Company’s Annual Report on Form 10-K for the period ended February 3, 2007.

Item 8.01 Other Events.

See Item 1.02 above.

Forward-Looking Statements

This current report may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its reports on Forms 10-K and 10-Q. Risks and uncertainties relating to the exit of the Disney Store business, including the risk that claims may be asserted against the Company or its subsidiaries other than Hoop, whether or not such claims have any merit, and the Company’s ability to successfully defend such claims, the risk that The Walt Disney Company and its affiliates may bring litigation against the Company and assert various claims under the agreements relating to the Company’s exit from the Disney Store business, in addition to the risk that the Company may not be able to access, if necessary, additional sources of liquidity or obtain financing on commercially reasonable terms or at all, as well as risks and uncertainties relating to other elements of the Company’s strategic review, could cause actual results, events and performance, to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this report does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press release issued by the Company dated May 1, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2008
THE CHILDREN’S PLACE RETAIL STORES, INC.

	By:	/s/ Susan J. Riley
Name: Susan J. Riley
Title: Executive Vice President, Finance and Administration